                                                                 Exhibit (J)(1)


                         Consent of Independent Auditors

The Shareholders and Board of Trustees of
Smith Barney Investment Funds Inc.:

We consent to the incorporation by reference, in this Statement of Additional Information, of our report dated June 13, 2003, on the statement of assets and liabilities, including the schedule of investments, of the Smith Barney Hansberger Global Value Fund of Smith Barney Investment Funds Inc. (the "Fund") as of April 30, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the headings "Financial highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.

                                                     [KPMG LLP]


New York, New York
August 27, 2003

                         Consent of Independent Auditors

To the Shareholders and Board of Directors of Smith Barney Investment Funds Inc.:

We consent to the incorporation by reference, with respect to the portfolios listed below for the Smith Barney Investment Funds Inc. (the "Funds"), in the Statements of Additional Information, of our reports dated June 13, 2003, on the statements of assets and liabilities, including the schedule of investments, as of April 30, 2003, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the periods described below. These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Funds as filed on Form N-CSR.

We also consent to the references to our firm under the heading "Financial Highlights" in the Prospectus and "Counsel and Auditors" in these Statements of Additional Information.


Portfolios
----------
Smith Barney Premier Selections Global Growth Fund
                                                Financial Highlights             Two-year period ended April 30, 2003 and for
                                                                                 the period from June 30, 2000 (commencement
                                                                                 of operations) to April 30, 2001.

Smith Barney Premier Selections All Cap Growth Fund
                                                Financial Highlights             Two-year period ended April 30, 2003 and for
                                                                                 the period from June 30, 2000 (commencement
                                                                                 of operations) to April 30, 2001.

Smith Barney Premier Selections Large Cap Fund
                                                Financial Highlights             Three-year period ended April 30, 2003 and for
                                                                                 the period from August 31, 1999 (commencement
                                                                                 of operations) to April 30, 2000.


                                                [KPMG LLP]


New York, New York
August 27, 2003